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                                                                    Exhibit 99.1

                           [LOGO OF BLAZE SOFTWARE]

                             BLAZE SOFTWARE, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                          Friday, September 29, 2000
                                8 a.m. Pacific

                             Blaze Software, Inc.
                      150 Almaden Boulevard, Ninth Floor
                          San Jose, California 95113








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[LOGO]     Blaze Software, Inc.
BLAZE      150 Almaden Boulevard
SOFTWARE   San Jose, CA 95113                                              proxy
________________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Special Meeting on September 29, 2000.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Thomas F. Kelly, Gary Shroyer and Robert S. Michitarian, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Special Meeting and all adjournments.










                      See reverse for voting instructions.
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                                                           -------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           -------------------

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE-- TOLL FREE-- 1-800-240-6326-- QUICK *** EASY *** IMMEDIATE
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on September 28, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.
o    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET-- http://www.eproxy.com/blze/-- QUICK *** EASY *** IMMEDIATE
o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on September 28, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Blaze Software, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.





      If you vote by Phone or Internet, please do not mail your Proxy Card

             ----------------- Please detach here ----------------




              The Board of Directors Recommends a Vote FOR Item 1.

1.  To approve and adopt the Agreement and Plan of Merger by and between Blaze Software, Inc. and BROKAT Aktiengesellschaft dated June 19, 2000 providing for a merger in which
    Blaze Software, Inc. will become a wholly owned subsidiary of
    BROKAT Aktiengesellschaft.                                           [ ] For        [ ] Against       [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.
                                                                                                        ---





Address Change? Mark Box  [ ]
Indicate changes below:                               Date__________________



                                              _________________________________

                                              _________________________________

                                              Signature(s) in Box
                                              Please sign exactly as your
                                              name(s) appear on Proxy. If held
                                              in joint tenancy, all persons must
                                              sign. Trustees, adminis- trators,
                                              etc., should include title and
                                              authority. Corporations should
                                              provide full name of corporation
                                              and title of authorized officer
                                              signing the proxy.